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                                                                    EXHIBIT 23.3




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-01286 of The AES Corporation on Form S-3 of our report (based on our audit which was performed in accordance with auditing standards generally accepted in Brazil) on the financial statements of LIGHT - Servicos de Eletricidade S.A. as of December 31, 1995 and 1994 and for the years then ended, prepared in conformity with accounting principles generally accepted in Brazil, dated January 24, 1996, except for note 27 for which the date is May 1996 (which expresses an unqualified opinion and includes a reference to other auditors who audited the financial statements of Eletropaulo Eletricidade de Sao Paulo S.A. as of and for the years ended December 31, 1995 and 1994, whose report thereon has been furnished to us, and our opinion on LIGHT - Servicos de Eletricidade S.A., insofar as it relates to the amounts included for such company, is based solely on the report of such other auditors) appearing and incorporated by reference in the Current Report on Form 8-K of The AES Corporation dated June 10, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE TOUCHE TOHMATSU

Rio de Janiero, Brazil
June 10, 1996